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                                                                EXHIBIT NO. 99.5

                           [Morgan Stanley Letterhead]


                                               January 7, 2002


Board of Directors
Millennium Pharmaceuticals, Inc.
75 Sidney Street
Cambridge, MA 02139


Dear Board of Directors:

We hereby consent to the use in the Registration Statement of Millennium Pharmaceuticals, Inc. on Form S-4 of our opinion dated December 5, 2001, appearing as Annex B to the Joint Proxy Statement- Prospectus, to the description therein of such opinion and to the references to our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations adopted by the Securities and Exchange Commission (the "Commission") thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the Commission thereunder.

                                            Very truly yours,

                                            MORGAN STANLEY & CO. INCORPORATED



                                            By: /s/ Jessica Chutter
                                                -----------------------------
                                                Jessica Chutter
                                                Managing Director